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                                                               Exhibit 10.17


                            GARDNER DENVER, INC.

                        EMPLOYEE STOCK PURCHASE PLAN

                             SECTION 1. PURPOSE

The Gardner Denver, Inc. Employee Stock Purchase Plan (the "Plan") is designed to provide employees of Gardner Denver, Inc. (the "Company") and its subsidiaries with the opportunity to acquire shares of common stock of the Company ("Stock"), by granting options to such employees on such dates not later than December 31, 2008 as the Board of Directors of the Company (the "Board") may from time to time determine (each such date is herein referred to as an "Offering Date"), which options shall be exercised on such dates, in each case not later than 15 months after the related Offering Date, as are established in accordance with the provisions of this Plan (each such date of exercise is herein referred to as an "Exercise Date"). This Plan is intended to constitute an "employee stock purchase plan" within the meaning of section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 2.  ELIGIBLE EMPLOYEES

All persons who on an Offering Date are employees of the Company or of such of its subsidiary corporations (within the meaning of Section 424(f) of the Code) as may be designated prior to such Offering Date by the Board ("Participating Subsidiaries") will be eligible to participate in the Plan except for:

         (a) directors of the Company or a Participating Subsidiary that are not employees;

         (b) employees that have been continuously employed by the Company, its Participating Subsidiaries or predecessors of such subsidiaries for less than two months prior to such Offering Date;

         (c) employees whose customary employment is less than 20 hours per week or for not more than five months in any calendar year; and

         (d) any employee who, if granted an option under the Plan, would immediately after the option is granted own stock equal to five percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent or subsidiary corporations (within the meaning of sections 423(b)(3) and 424(d) of the Code).


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SECTION 3.  GRANT OF OPTIONS

         3.01. As of each Offering Date, each eligible employee shall be granted an option to purchase a maximum number of shares of Stock (increased by any fractional amount required to make a whole share), which number of shares, when multiplied by the option price described in Section 3.02(a), will most closely approximate a percentage fixed by the Board prior to such Offering Date (which percentage shall not exceed 5%) of the annual compensation of that eligible employee as in effect as of October 31 of that calendar year, determined as follows:

         (a) the straight-time hourly base wage rate of the employee in effect on October 31 of that calendar year multiplied by 2,080, or by such number as the Board deems to constitute the number of straight-time hours in a normal work year for such employee;

         (b) the monthly base salary of the employee in effect on October 31 of that calendar year multiplied by 12; or

         (c) if the Management Development and Compensation Committee (the "Committee") believes that neither of the amounts determined pursuant to the methods described in (a) and
                  (b) above would properly reflect the employee's normal compensation for one year, such compensation determined in a manner the Committee considers to be equitable.

The number of shares so determined is subject to possible adjustment as provided in Sections 3.03 and 5 below.

         3.02. The option price for all shares for which options are granted on an Offering Date will be the lesser of:

         (a) an amount equal to 85% of the mean between the high and low quoted selling prices of Stock on the composite tape of the New York Stock Exchange on the Offering Date, or if there is no such sale on the Offering Date, on the then most recent preceding day on which any such sale occurred; or

         (b) an amount equal to 85% of the mean between the high and low quoted selling prices of Stock on the composite tape of the New York Stock Exchange on the Exercise Date (as defined in Section 1 above), or if there is no such sale on the Exercise Date, on the then most recent preceding day on which any such sale occurred.

         3.03. No employee may be granted an option that permits his rights to purchase stock under the Plan and under all other employee stock purchase plans of the Company and its parent and subsidiary corporations to exceed the amount provided by Section 423(b)(8) of the Code from time to time for each calendar year in which such option is outstanding at anytime. If an employee would become entitled to purchase a number of shares exceeding such maximum amount, the number of shares available for purchase by the employee shall be reduced by such excess.

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SECTION 4.  ELECTIONS TO PURCHASE SHARES AND PAYROLL DEDUCTIONS

Subject to Section 9, not later than 45 days after the Offering Date, an employee may elect to purchase all or part of the shares that he is entitled to purchase with respect to that Offering Date. Such election shall be made by the execution by the employee of an approved form authorizing uniform payroll deductions over a 12-month period beginning on the January 1 next following the Offering Date and ending on December 31 of that same year (the "Offering Termination Date"). Such payroll deductions shall be in such amounts as will in the aggregate equal the total option price described in
Section 3.02(a) of all shares that he has elected to purchase. The minimum payroll deduction shall be $10 per month. Any election to purchase may be changed or terminated as hereinafter set forth. With respect to shares as to which no election to purchase is made by the employee on or before 45 days after the Offering Date, the option granted to the employee on that Offering Date shall expire.

SECTION 5.  NUMBER OF SHARES OFFERED

         5.01. The aggregate number of shares which may be issued under the Plan is 1,150,000 shares of Stock, which shares may be authorized but unissued shares or treasury shares, or both. The aggregate number of shares for which options are to be granted on each Offering Date shall be determined by the Board prior to such Offering Date. Should the total number of shares specified in all employees' initial elections to purchase as provided in Section 4 with respect to any Offering Date exceed the aggregate number of shares for which options are granted on that Offering Date, the Company will, on the Offering Termination Date, make a pro rata allocation of the aggregate number of shares for which options were granted on such Offering Date in a uniform manner to all employees who have remained enrolled in the Plan through the Offering Termination Date. In such event, the initial election to purchase of each such employee will be canceled with respect to any shares in excess of the number of shares allocated to each such employee, written notice will be given to the employee that his election has become effective for a reduced number of shares and any excess funds in the employee's Account (as defined in Section 6 below) will be refunded to him.

         5.02. The aggregate number of shares that may be issued under the Plan may be increased to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

         5.03. If, prior to the expiration of an option theretofore granted, the Company shall effect a subdivision or consolidation of shares of Stock or the payment of a stock dividend on Stock without receipt of consideration by the Company, the number of shares of Stock thereafter subject to such option (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the option price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the option price per share shall be proportionately increased.

         5.04. If (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all of the assets and business of the Company are to

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be sold, or (iv) there occurs a "change in control of the Company," then the
Board may, in its sole discretion, with respect to any or all options then outstanding under this Plan (a) at any time on or prior to the effective date of such merger, consolidation, dissolution and liquidation, or sale, and, at any time on or after a change in control cause the Offering Termination Date and Exercise Date to be accelerated to a date or dates fixed by the Board ("Acceleration Date") and permit an employee (or his legal representative) to make a lump-sum deposit prior to the Acceleration Date in lieu of the remaining payroll deductions or periodic payments which otherwise would have been made, and upon such Acceleration Date, exercise his option to the extent of moneys deposited by the employee and cancel any unexercised options; or (b) at any time during the 20-day period ending on the effective date of such merger, consolidation, dissolution and liquidation or sale or during the 20-day period beginning on the date of a change in control or, if later, the date the Company has notice thereof, cancel any option in whole or in part by payment in cash to the employee of an amount equal to the excess, but only if the amount is positive, of the fair market value of the Company's Common Stock on the date of said cancellation over the option price per share times the number of shares covered by the option or portion thereof so canceled. For purposes hereof, a "change in control of the Company" shall be deemed to have occurred if (i) any "person," as such term is used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") is or becomes the "beneficial owner," as such term is used in Rule 13d-3 issued under the Exchange Act, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         5.05. Any adjustment provided for in this Section 5 shall be subject to any required shareholder action. No adjustment shall be made if such adjustment would result in a modification of an option (within the meaning of Section 424 of the Code), or cause such option to fail to continue to qualify as an option granted under an employee stock purchase plan (within the meaning of Section 423 of the Code).

SECTION 6.  APPLICATION OF FUNDS; EXERCISE OF OPTIONS

         6.01. The Company will establish a stock purchase account for each employee who elects to purchase shares with respect to an Offering Date (an "Account"), to which all payroll deductions or cash payments of that employee with respect to the Offering Date will be credited. Interest will not be accrued or credited in the Account.

         6.02. Amounts credited to all Accounts will be under the control of the Company, may be maintained or controlled as a single fund or account, and may be used for any corporate purpose. Amounts credited to Accounts for employees of Participating Subsidiaries will be remitted to the Company from time to time. The amount credited to each Account as of the close of business on the respective Exercise Date for that Offering Date will be applied by the Company to the payment for the shares to be purchased by such employee on that Exercise Date, any amount not used for this purpose shall be paid in cash to the employee, and the option granted the employee on that Offering Date shall thereupon terminate.

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         6.03. In the event that any law or regulation, in the opinion of counsel for the Company, may prohibit the handling or use of all or any part of the funds in the manner contemplated by the Plan, the Company may deal with such funds in any lawful manner it may deem advisable, including the deposit of any such funds in individual bank accounts opened for employees.

         6.04. Promptly following an Exercise Date, the Company shall provide all employees who remained enrolled in the Plan on the Offering Termination Date with written notice as to the applicable option price and the date by which such employees must notify the Company in writing with respect to the number of shares, if any, that the employee desires to purchase pursuant to his option. The amount credited to an employee's Account as of the close of business on the applicable Offering Termination Date shall be applied by the Company to the payment for the shares to be purchased by such employee on the day next following the notification deadline set forth in the Company's notice described immediately above. Any amount not used for this purpose shall be paid in cash to the employee, and the option granted the employee on that Offering Date shall thereupon terminate. If an employee does not notify the Company by the deadline so established by the Company, then such amount shall be applied for the purchase of the total number of shares of Stock purchasable under the option, and any amount not used for such purpose shall be paid in cash to the employee and the related option shall thereupon terminate.

         6.05. An employee shall have no interest or voting rights in shares covered by his option, and no right to receive any dividends with respect to such shares, until such option has been exercised.

SECTION 7.  CHANGES IN ELECTION TO PURCHASE

At any time on or before the Offering Termination Date with respect to an Offering Date, an employee may give written notice that his payroll deductions with respect to such Offering Date shall thereafter be reduced or shall terminate (or, if periodic cash payments for shares are being made as permitted in Sections 9, 10 and 11, that such payments thereafter will be reduced or will terminate) and, as the case may be:

         (a) reduce the amount of his subsequent payroll deductions (or periodic cash payments) by such amounts as will, in the aggregate, be equal to a reduction of 25%, 50%, or 75% of the amount of his initial payroll deduction, in which event his election to purchase shall be reduced to the number of shares that may be purchased, at the option price described in Section 3.02(a), with the aggregate amount of the payroll deductions (or periodic cash payments) theretofore made and to be made thereafter;

         (b) terminate further payroll deductions (or periodic cash payments) and continue his election to purchase with respect to the number of shares that may be purchased, at the option price described in Section 3.02(a), with the amount then credited to his Account; or

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         (c)      withdraw the entire amount in his Account and terminate
                  his election to purchase shares.

Any such reduction, termination or withdrawal shall be irrevocable.

SECTION 8.  TERMINATION OF EMPLOYMENT

         In the event that on or prior to the Exercise Date with respect to an Offering Date, an employee leaves the employ of the Company or of a Participating Subsidiary otherwise than by retirement under a plan of the Company or such Participating Subsidiary, or is discharged for cause, any election to purchase shares made by him with respect to that Offering Date shall terminate and any amount then credited to his Account shall be paid in cash to him. In the event that on or prior to the Exercise Date, an employee leaves the employ of the Company in connection with the sale of a subsidiary, division or line of business of the Company, the Company may, in the discretion of the officer referred to in Section 14.01 hereof, terminate the election of such employee to purchase shares (refunding any amount credited to the employee's Account) or continue said election on any basis deemed appropriate by said officer, including the making of arrangements for continued payroll deductions by a successor employer willing to provide that service.

SECTION 9.  RETIREMENT

         In the event an employee leaves the employ of the Company or of a Participating Subsidiary by retirement under a plan of the Company or the participating Subsidiary:

         (a) at a time after an Offering Date but before payroll deductions have commenced with respect to that Offering Date, he shall not have the right to elect to purchase shares of Stock under the option granted to him on that Offering Date and such option shall be of no effect, or

         (b) at a time after he has made an election to purchase shares under an option granted to him and payroll deductions have commenced with respect to that election, he may continue his election to purchase shares by undertaking to make periodic cash payments in amounts equal to the payroll deductions previously authorized by him.

An employee, in lieu of making periodic payments under the circumstances described in this Section 9, may elect to purchase (or continue his election to purchase) shares by making a single lump-sum payment in cash in an amount equal to the total of his future periodic payments. Such lump-sum payment may be made either (i) within 30 days after the employee's employment terminates, or (ii) in the case of an employee who has undertaken to make periodic cash payments, at any time when he is not in default in such payments.

SECTION 10.  LAYOFF, STRIKE OR AUTHORIZED LEAVE OF ABSENCE

         Payroll deductions for shares for which an election to purchase with respect to an Offering Date has been made will be suspended during any period of layoff, strike, or authorized

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leave of absence without pay of an employee and, in such case, if the employee so elects, periodic payments for such shares may be made by him in lieu thereof. If such an employee returns to active service prior to the last payroll deduction period preceding the Offering Termination Date with respect to that Offering Date, his payroll deductions will be resumed and, if the employee did not make periodic cash payments during his period of absence, he shall, by written notice within ten days after his return to active service, elect to either:

         (a) make up any deficiency in his Account resulting from suspension of his payroll deductions by an immediate cash payment; or

         (b) not make up such deficiency, in which event the number of shares to be purchased by him with respect to that Offering Date shall be reduced to the number of whole shares that may be purchased, at the option price described in Section 3.02(a), with the amount then credited to his Account plus the aggregate amount, if any, of all payroll deductions with respect to that Offering Date to be made thereafter.

         An employee on layoff, strike, or authorized leave of absence without pay as of 15 days preceding such Offering Termination Date shall give written notice prior to such Offering Termination Date specifying his choice of one of the options described in (a) or (b) above. If such an employee fails to give such notice, he shall be deemed to have elected the option provided in (b). If the period of an employee's layoff, strike or authorized leave of absence without pay shall terminate prior to such Offering Termination Date and the employee shall not promptly resume active employment, his election to purchase shares with respect to such Offering Date shall terminate and the amount then credited to his Account shall be paid in cash to him.

SECTION 11.  DEATH

         An employee may file a written designation of a beneficiary who is to receive any shares and cash from the employee's Account under the Plan in the event of such employee's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such employee of such shares and cash. In addition, an employee may file a written designation of a beneficiary who is to receive any cash from the employee's Account under the Plan in the event of such employee's death prior to exercise of the option. If an employee is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation of beneficiary may be changed by the employee at any time by written notice. In the event of the death of an employee while an election by him to purchase shares with respect to an Offering Date is in effect, the legal representative or beneficiary of such employee may, within 90 days after his death but not later than the Offering Termination Date with respect to such Offering Date, by written notice elect to either:

         (a) make up any deficiency in such employee's Account and (i) make periodic payments in cash for the remainder of the period ending on such Offering Termination Date in the amounts theretofore elected by the employee, or (ii) in lieu of such future periodic payments, make an immediate lump-sum payment in an amount equal to the total of such periodic payments; or

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         (b)      continue the employee's election to purchase with respect
                  to such number of shares as may be purchased, at the option price described in Section 3.02(a), with the amount then credited to the employee's Account, and make no further payments; or

         (c) withdraw the entire amount in the employee's Account and terminate his election to purchase shares.

         In the event the legal representative or beneficiary of such an employee shall fail to give notice within the prescribed period, the employee's election to purchase shares shall terminate and the amount then credited to the employee's Account shall be paid in cash to such legal representative or beneficiary.

SECTION 12.  FAILURE TO MAKE PAYMENTS

         Under any of the circumstances contemplated by the Plan, where the purchase of shares with respect to an Offering Date is to be made through periodic or other cash payments in lieu of payroll deductions, the failure to make any such payment shall reduce, to the extent of the amount unpaid, the number of shares purchasable with respect to that Offering Date, determined by the option price described in Section 3.02(a).

SECTION 13.  NONASSIGNABILITY

         No option granted under the Plan shall be transferable by the employee otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during his lifetime, only by the employee to whom granted. Any purported assignment or transfer, whether voluntary or by operation of law (other than by will or the laws of descent and distribution) shall have the effect of terminating such option and the related election to purchase shares thereunder.

SECTION 14.  ADMINISTRATION

         14.01. The Plan shall be administered by the Committee. The Committee is authorized to interpret the Plan and from time to time to adopt such rules and regulations, consistent with the provisions of the Plan, as may be deemed advisable to carry out the Plan. The decision of the Committee shall be final and binding for all purposes with respect to any question arising under the Plan.

         14.02. Uniform policies shall be pursued in the administration of the Plan, and there shall be no discrimination among employees or groups of employees. The administration of the Plan shall include the authority, which shall be exercised without discrimination, to make exceptions (available on a uniform basis to all employees) to provisions of the Plan in the case of unusual circumstances where strict adherence to such provisions would work undue hardship. All eligible employees under the Plan shall have the same rights and privileges under the Plan with respect to the number of shares for which options may be granted as provided in Section 3.

         14.03. The Board shall have the right to amend, modify or terminate the Plan at any time without notice; provided, that no amendment, modification or termination may be made which

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would impair the rights of the employee in any option theretofore granted without the consent of such employee; and provided, further, that the Board may not make any alteration or amendment to the Plan which would increase the aggregate number of shares that may be issued under the Plan (other than an increase pursuant to Section 5.02 of the Plan) or change the group from among which Participating Subsidiaries may be designated. Without limitation on the Board's or the Committee's authority, the Board (or the Committee) shall be entitled to change the length of the period between the Offering Date and the Offering Termination Date, limit the frequency and/or number of changes in the amount withheld by an employee, permit payroll withholding in excess of the amount designated by an employee in order to adjust for delays or mistakes in the Company's processing of withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of shares of Stock for each employee properly correspond with amounts withheld from the employee's compensation, and establish such other limitations or procedures as the Board (or Committee) determines in its sole discretion are advisable.

SECTION 15.  TERMINATION OF PLAN

         The period for payroll deductions or cash payments with respect to any Offering Date may not be extended beyond the Offering Termination Date for such Offering Date. If not sooner terminated by the Board, the Plan will terminate following the delivery to employees, as soon as practicable after the Exercise Date with respect to the last Offering Date, of stock certificates for all shares purchased and the repayment to them of all funds not used for the purchase of shares on that Exercise Date.

SECTION 16.  HOLIDAYS

         In the event any date specified in the Plan falls on other than a business day of the Company at its principal office in Quincy, Illinois, such date shall be deemed to refer to the next succeeding business day.

SECTION 17.  LIENS NOT AUTHORIZED

         There is no provision in the Plan, or in any contract in connection therewith, whereby any person has or may create a lien on any funds, securities or other property held under the Plan.

SECTION 18.  GOVERNING LAW

         The validity, construction and effect of the Plan and any actions taken or relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

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